amerantbank.com Fourth Quarter Earnings January 25, 2024

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 1, 2023 (the "Form 10-K"), our quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed on May 2, 2023, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended September 30, 2023, June 30, 2023, March 31, 2023, and the three and twelve month periods ended December 31, 2023, may not reflect our results of operations for our fiscal year ended, or financial condition as of December 31, 2023, or any other period of time or date. As previously disclosed in the Form 10-K, the Company adopted the new guidance on accounting for current expected credit losses on financial instruments (“CECL”) effective as of January 1, 2022. Quarterly amounts previously reported on our quarterly reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022 do not reflect the adoption of CECL. In the fourth quarter of 2022, the Company recorded a provision for credit losses totaling $20.9 million, including $11.1 million related to the retroactive effect of adopting CECL for all previous quarterly periods in the year ended December 31, 2022, including loan growth and changes to macro-economic conditions during the period. Recast amounts included in the earnings release and accompanying presentation reflect the impacts of the adoption of CECL on each interim period of 2022. See the Form 10-K for more details on the adoption of CECL and related effects to quarterly results for each quarter in the year ended December 31, 2022. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre- provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for unrealized losses on debt securities held to maturity”, and "tangible stockholders' book value per common share, adjusted for unrealized losses on securities held to maturity". This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2023, including the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, early repayment of FHLB advances, Bank owned life insurance restructure, and other non-recurring actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results.

3 4Q23 In Review • Total deposits increased $326 million, while total loans grew by $132 million • Reclassified $401 million of our Houston-based multifamily loans as held-for-sale; recorded non-cash charge of $30.0 million before taxes in 4Q23; sale expected to be completed on January 25, 2024 • Completed previously-announced NYC CRE loan sale • Restructured FHLB advances resulting in a reduced cost of funds from wholesale funding for 2024 • Acquired remaining ownership interest in Amerant Mortgage, which is now a wholly-owned subsidiary; rightsized staffing given current rate environment • Approved plan for dissolution of Elant Bank & Trust, our Cayman-based subsidiary • Further organizational rationalization resulting in reduction in FTEs and operational efficiencies • Completed FIS core conversion; digital transformation efforts accelerated post conversion • Restructured Bank-Owned Life Insurance (“BOLI”); benefits to be recorded in future periods

4 4Q23 Highlights Income Statement Balance Sheet Capital • Diluted loss per share (1) - $(0.51) • NIM - 3.72% • Provision for credit losses - $12.5M • Noninterest Income - $19.6M • Noninterest Expense - $109.7M • Total Assets - $9.7B • Total Deposits - $7.9B • Loans Held for Investment , gross - $6.9B • Securities - $1.5B • Cash and cash equivalents - $321.1M • Total Capital Ratio - 12.19% • CET 1 - 9.84% • Tier 1 Capital Ratio - 10.60% • TCE Ratio (2) - 7.33% (1) Reflects the impact of $37.4 million of net non-routine items ($5.7 million in non-routine noninterest income and $43.1 million in non-routine noninterest expenses) (2) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. .

5 ($ in millions, except %) Change QTD Change YTD 4Q22 3Q23 4Q23 $ % $ % Relationship Deposits 5,658 6,474 6,839 365 6% 1,181 21 % Institutional Deposits 757 337 297 (40) (12) % (460) (61) % Brokered Deposits 629 736 737 1 — % 108 17 % Total Deposits 7,044 7,547 7,873 326 4% 829 12 % Total Gross Loans (1) 6,920 7,143 7,275 132 2% 355 5 % Loan to Deposit Ratio 98.2% 94.6% 92.4 % Brokered Deposits/Total Deposits 8.9% 9.8% 9.4 % Noninterest Bearing Deposits/Total Deposits 19.4% 18.2% 17.8 % Strong organic deposit inflows with further reduction in non-relationship institutional deposits Deposit Details (1) Includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost

6 $7,044 $7,287 $7,580 $7,547 $7,873 $3,927 $3,984 $4,149 $3,861 $4,153 $1,120 $1,204 $1,451 $1,580 $1,578$629 $738 $686 $736 $737 $1,368 $1,361 $1,294 $1,370 $1,405 1.38% 1.91% 2.40% 2.66% 2.88% 4Q22 1Q23 2Q23 3Q23 4Q23 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $2,529 $2,494 $2,423 $2,465 2020 2021 2022 4Q23 1,000 2,000 3,000 $3,203 $3,137 $4,621 $5,408 2020 2021 2022 4Q23 2,500 5,000 Domestic Deposits ($ in millions) Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits Cost of total Deposits ($ in millions) Noninterest Bearing Demand Deposits 31% of Total Deposits Avg. account balance: $43,000 69% of Total Deposits Avg. account balance: $110,000 Well Diversified and Stable Deposit Mix

7 64.10% 108.30% 3Q23 4Q23 18.2% 17.8% 3Q23 4Q23 11.08% 10.60% 3Q23 4Q23 3.57% 3.72% 3Q23 4Q23 NIB Deposits/ Total Deposits Tier 1 Capital Ratio Higher Operating Profitability Rationalizing Cost Structure 1.40% 1.39% 3Q23 4Q23 ACL / Total Loans Held for Investment 0.92% 3Q23 4Q23 ROA 11.93% 3Q23 4Q23 NIB Deposits/Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ACL / Total Loans held for investment ROA ROE Excluding non-routine items ($43.1 million in non-routine expenses and $5.7 million in non-routine noninterest income), the core metrics were as follows during 4Q23: • Core Efficiency Ratio* was 69.67% compared to 62.08% in 3Q23 • Core ROA* was 0.64% compared to 0.91% in 3Q23 • Core ROE* was 8.23% compared to 11.69% in 3Q23 ROE Key Performance Metrics * Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP measures. (0.71)% (9.22)%

8 86.7% 13.3% U.S. Gov't sponsored enterprises 45.8% Collateralized loan obligations 0.4% U.S. Gov't agency 32.1% Corporate debt 21.4% Other 0.3% $1,057.6 $1,033.8 $1,217.5 $242.1 $230.3 $226.6 $11.4 $2.4 $2.5 3.59% 3.98% 4.17% 4Q22 3Q23 4Q23 0 500 1,000 1,500 84.6% 15.4% Balances and Yields (1) AFS HTM Fixed vs. Floating (2) September 2023 December 2023 Floating rate Fixed rate Available for Sale Securities by Type December 31, 2023 5.3 yrs Effective Duration ($ in millions) Marketable Equity Securities (2) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or float) (3) Based on estimated prepayment speeds Yield 5.0 yrs Effective Duration 36.5 38.3 39.4 39.1 1Q24 2Q24 3Q24 4Q24 0.0 20.0 40.0 60.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.34% 4.56% 4.65% 4.75%

9 39.3% 38.6% 37.8% 38.0% 37.2% 20.2% 21.3% 22.0% 20.5% 20.8% 15.1% 15.0% 14.7% 15.8% 16.2% 16.7% 17.4% 18.5% 19.5% 20.3% 8.7% 7.7% 7.0% 6.1% 5.5% 5.85% 6.38% 6.79% 6.77% 7.09% 4Q22 1Q23 2Q23 3Q23 4Q23 68.1% 69.7% 70.3% 72.1% 73.4% 20.8% 20.0% 19.6% 18.5% 17.3% 4.8% 4.4% 4.1% 3.4% 3.0% 2.3% 2.1% 2.1% 2.0% 1.8% 4.0% 3.8% 3.9% 4.0% 4.5% 4Q22 1Q23 2Q23 3Q23 4Q23 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Composition (1) Geographic Mix (Domestic) Geographic ix (1) South Florida Texas New York Average Loan Yield Other (2) (1) Includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost (2) Consists of international loans; residential loans with U.S. collateral and one commercial relationship Tampa Loan Portfolio Highlights

10 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 513 $ 134 $ 81 $ — $ 728 31.3% 10.5% $ 728 $ — Multifamily 345 87 90 35 $ 557 23.9% 8.1% 405 152 Office 278 46 30 — $ 354 15.2% 5.1% 349 5 Hotels 263 — — 19 $ 282 12.1% 4.1% 282 — Industrial 56 35 16 — $ 107 4.6% 1.5% 107 — Specialty 185 — — 7 $ 192 8.3% 2.8% 152 40 Land 88 15 — 4 $ 107 4.6% 1.6% — 107 Total CRE $ 1,728 $ 317 $ 217 $ 65 $ 2,327 100.0% 33.7% $ 2,023 $ 304 Outstanding as of December 31, 2023 ($ in millions) (1) Calculated as a percentage of loans held for investment only (2) Income producing properties include non-owner occupied and multi-family residential loans Commercial Real Estate (CRE) Held For Investment - Detail

11 0.54% 0.31% 0.65% 0.46% 0.47% 0.41% 0.51% 0.71% 0.57% 0.56% 4Q22 1Q23 2Q23 3Q23 4Q23 2.2x 3.8x 2.2x 3.0x 2.8x 4Q22 1Q23 2Q23 3Q23 4Q23 $83.5 $84.4 $106.0 $98.8 $95.5 1.22% 1.20% 1.48% 1.40% 1.39% 4Q22 1Q23 2Q23 3Q23 4Q23 0.59% 0.64% 0.42% 0.82% 0.85% 4Q22 1Q23 2Q23 3Q23 4Q23 Net Charge-Offs / Average Total Loans Held for Investment Allowance for Credit Losses ($ in millions) NPLs/ Total Loans and NPAs / Total Assets Allowance for Credit Losses / Total NPL Allowance for Credit Losses ACL as a % of Total Loans Held for Investment NPLs / Total Loans NPAs / Total Assets Credit Quality

12 $98.8 $12.1 $(20.6) $1.8 $2.6 $5.3 $(4.5) $95.5 3Q23 Requirement for Charge-offs Gross Charge-offs Loan Growth Requirements for Credit Quality, Factor Updates & Macroeconomic Changes Recoveries Houston Held-for- Sale Loans 4Q23 ($ in millions) Allowance for Credit Losses

13 Net Charge-Offs Composition $20.6 $(8.5) $(5.3) $6.8 Gross Charge-offs Specific Reserves Allocated in Previous Quarters Total Recoveries Net Incremental Charge-Offs Gross Charge-offs Gross Charge-offs Net of Previously Allocated Reserves Gross Charge-offs / Avg Total Loans HFI 1.16% 0.68% Net Charge-offs / Avg Total Loans HFI 0.85% 0.38% ($ in millions)

14 Criticized Loans $33.2 $18.4 $6.1 $(23.3) $34.4 3Q23 Downgrades to Non-Accrual Loans over 90 Days CRE NY Loan Exited 4Q23 Non Performing Loans Special Mention Loans $29.2 $34.8 $(17.0) $(1.0) $46.0 3Q23 Downgrades to Special Mention Downgrades to Non-Accrual Net Paydowns 4Q23 ($ in millions) ($ in millions)

15 $82.2 $82.3 $83.9 $78.6 $81.7 3.96% 3.90% 3.83% 3.57% 3.72% Net Interest Income NIM 4Q22 1Q23 2Q23 3Q23 4Q23 0 10 20 30 40 50 60 70 80 NII and NIM (%) 15 ($ in millions) 4Q22 1Q23 2Q23 3Q23 4Q23 Cost of Deposits (Domestic) 1.97% 2.62% 3.19% 3.49% 3.71 % Cost of Deposits (International) 0.34% 0.53% 0.74% 0.94% 1.14 % Cost of FHLB Advances 2.86% 2.86% 3.69% 4.07% 3.89 % Cost of Funds 1.57% 2.11% 2.59% 2.86% 3.01% 0.44 1.06 1.96 1.04 0.23 0.32 0.40 0.43 0.47 4Q22 1Q23 2Q23 3Q23 4Q23 0.00 2.00 0.00 1.00 Quarterly BetaCumulative Beta Net Interest Income and NIM Total Deposits Beta Evolution Cost of Funds N/A

16 Margin Bridge 3.57% 0.15% 0.16% 0.03% (0.01)% (0.02)% (0.16)% 3.72% 3Q23 Loans Loan Recovery Securities Other Earning Asset Mix Funding Mix Cost of Funds 4Q23 Net Interest Margin

17 <1 year; 56% 1-3 years; 5% 4-5 years; 6% 5+ years; 33% 315 326 332 336 349 352 357 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps As of December 31, 2023 Fixed 48% Adjustable 52% 17 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve. Loan Portfolio Details Impact on NII from Interest Rate Change (1) AFSChange from base ($ in M ill io n s) Swap 0% Fixed 48% UST 2% Prime 14% SOFR 36% As of December 31, 2023 Impact on AFS from Interest Rate Change (1) -6.3% -3.1% 0% 4.6% 3.8% -1.2% 6.1% No Floor; 49% 0.5-2%; 1% 2-3.5%; 18% 3.5-5%; 22% 5-6.75%; 10% By Floors 1,328 1,271 1,250 1,216 1,189 1,161 1,104 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 9.3% 4.6% 2.9% 0% -2.2% -4.5% -9.2% Expected AOCL Improvement Change from MVNet Interest Income (97) (80) 4Q23 4Q24 (estimated) (100) (50) approx. 17% drop in AOCL Interest Rate Sensitivity

18 $24.4 $19.3 $26.6 $21.9 $19.5 $4.8 $5.0 $4.9 $5.1 $4.4 $4.1 $4.2 $4.3 $4.4 $4.2 $(3.4) $(9.7) $3.1 $4.5 $4.5 $4.4 $3.8 $3.4 $2.1 $0.5 $1.2 $0.8 $11.4 $13.2 $13.4 $7.0 $6.5 4Q22 1Q23 2Q23 3Q23 4Q23 0 10 20 30 18% 82% 17% 83% Non-Interest Income Mix (1) Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income DomesticInternational 4Q22 $2.3B ($ in millions) Securities gains (losses), net Loan-related derivative income Derivative (losses) gains, net Gain on early extinguishment of FHLB advances, net $0.2 Non-Interest Income Mix $1.0 $(0.1) $(0.1)$(1.2) $2.0B Assets Under Management and Custody 4Q23 $(0.2) (1) Includes $5.7 million in non-routine noninterest income

19 $62.2 $64.7 $72.5 $64.4 $109.7 $32.8 $34.9 $34.2 $31.3 $33.0 $29.4 $29.8 $38.3 $33.1 $76.7 692 722 710 700 682 4Q22 1Q23 2Q23 3Q23 4Q23 0 30 60 90 120 Non-Interest Expense Mix ($ in millions, except for FTEs) Non-routine Noninterest Expenses $2.4 $3.4 $13.4 $6.3 $43.1 $5.6$5.6 $2.0 $35.5 4Q22 1Q23 2Q23 3Q23 4Q23 0 10 20 30 40 50 ($ in millions) Non-Interest Expense Salaries and employee benefits Other operating expenses FTEs Other non-routine noninterest expenses Losses on loans held for sale $0.7 Houston CRE loan valuation expense

20 Change in Diluted Earnings (Loss) Per Common Share 3Q23 Core PPNR Net Non-Routine Items Provision for Credit Losses Income Tax Benefit 4Q23 -1.5 -1 -0.5 0 0.5 1 EPS Trend $0.66 $(0.51)$(0.18) $(1.14) $(0.13) $0.28 Diluted Earnings Loss in 4Q23 reflects the impact of $37.4 million of net non-routine items ($5.7 million in non-routine noninterest income and $43.1 million in non-routine noninterest expenses). Excluding non-routine items, core diluted EPS was $0.46 during 4Q23

21 • Projected loan growth of approximately 15% (annualized) • Projected deposit growth expected to match loan growth; focus on improving ratio of noninterest bearing to total deposits • Loan to deposit target will remain at 95% • Net interest margin expected to be stable in the first half of 2024 and improve over the second half of the year • Higher expenses in first half of 2024 given investment in continued expansion; projecting to achieve 60% efficiency in second half of 2024 as we grow • Will continue execution of prudent capital management, balancing between retaining capital for growth, and buybacks and dividends to enhance returns 2024 Outlook

22 • 2024 is a significant year as the Company and Bank transition from a multi-year transformation to focusing on execution • With the FIS conversion and much of the physical infrastructure changes nearly complete, along with the executive leadership team now in place, our primary focus is on execution • The first two quarters of 2024 will reflect increased investment in business development personnel to drive incremental growth, for both commercial and consumer banking • The first half of 2024 will also reflect the incremental expense post conversion as we decommission previous systems • Emphasis now shifts from core conversion to accelerating digital transformation efforts • Opening in new locations (Downtown Miami, Ft. Lauderdale, Tampa) in 1Q24; new regional offices in Tampa and Plantation • In the second half of 2024, we expect improved growth and profitability that results from execution of our plan, and which we would expect to consistently be achieved in future periods • Firmly committed to being the bank of choice in the markets we serve 2024 Overview

Supplemental Loan Portfolio Information

Loans Held for Investment Portfolio by Industry

(December 31, 2023)

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 6	$ 249	$ 255	3.7 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,328	—	2,328	33.8 %
Other real estate related services and equipment leasing (2)	121	111	232	3.4 %
Total construction and real estate & leasing	**2,449**	**111**	**2,560**	**37.2 %**
Manufacturing:				
Foodstuffs, Apparel	77	32	109	1.6 %
Metals, Computer, Transportation and Other	13	75	88	1.3 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	36	33	69	1.0 %
Total Manufacturing	**126**	**140**	**266**	**3.9 %**
Wholesale (3)	129	261	390	5.7 %
Retail Trade (4)	306	115	421	6.1 %
Services:				
Communication, Transportation, Health and Other (5)	330	315	645	9.4 %
Accommodation, Restaurants, Entertainment and other services (6)	147	184	331	4.8 %
Electricity, Gas, Water, Supply and Sewage Services	6	34	40	0.6 %
Total Services	**483**	**533**	**1,016**	**14.8 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	3	6	9	0.1 %
Mining	—	12	12	0.2 %
Total Primary Products	**3**	**18**	**21**	**0.3 %**
Other Loans (7)	1,462	493	1,955	28.4 %
Total Loans	**$ 4,964**	**$ 1,920**	**$ 6,884**	**100.0 %**

(1) Consists primarily of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 38%
(4) Gasoline stations represented approximately 50%
(5) Healthcare represented approximately 66%
(6) Other repair and maintenance services represented 31%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 9.4% of total loans
- 72% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare, Repair and Maintenance

AMERANT 24

25 19% 29% 36% 16% —% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% • Florida and Texas primarily include neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes high traffic retail corridors with proximity to public transportation services • Single-tenant consist of two loans located in the Fulton Mall corridor in Brooklyn, NY, and two loans in South Florida. Highlights CRE Retail (1) Retail - LTV Food and Health Retail; 25.0% Clothing; 39.0% Tobacco & CBD; 36.0% CRE Retail - Single Tenant (1) (1) CRE retail loans held for investment above $5 million Total: $546 million Loan Portfolio Percentage: 7.9% Total: $35 million Loan Portfolio Percentage: 0.5% Neighborhood Center; 39% Single Tenant; 7% Strip/Convenience; 26% Community Center; 16% Theme/Festival Center; 12% CRE Retail - Detail As of 12/31/2023

26 New York; 8% Texas; 11% South Florida; 68% Others less than $5M; 13.0% 16% 33% 42% 10% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% • CRE office above $5 million represent 16 loans totaling $303 million, or 86% of total CRE office with avg. debt-service coverage (DSCR) 1.8x and LTV 59% ◦ South Florida: 12 loans totaling $234 million with avg. DSCR 1.8x and LTV 57% (57% Miami-Dade, 35% Broward and 8% Palm Beach) ◦ New York: 2 loans totaling $30 million with avg. DSCR 1.5x and LTV 67% (65% Westchester and 35% Kings) ◦ Texas: 2 loans totaling $39 million with avg. DSCR 1.8x and LTV 59% (100% Dallas) Highlights CRE Office (1) Office - LTV (1) CRE office loans held for investment above $5 million Total: $353 million Loan Portfolio Percentage: 5.1% CRE Office - Detail As of 12/31/2023

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) credit losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned, early repayment of FHLB advances, impairment of investments, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

($ in thousands)	Three Months Ended,					Years Ended December 31,	
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	2023	2022 (audited)
Net (loss) income attributable to Amerant Bancorp Inc. [1]	$ (17,123)	$ 22,119	$ 7,308	$ 20,186	$ 21,973	$ 32,490	$ 63,310
Plus: provision for credit losses [1][2]	12,500	8,000	29,077	11,700	16,857	61,277	13,945
Plus: provision for income tax (benefit) expense [1]	(2,972)	6,337	1,873	5,301	5,627	10,539	16,621
Pre-provision net revenue (PPNR)	(7,595)	36,456	38,258	37,187	44,457	104,306	93,876
Plus: non-routine noninterest expense items	43,094	6,303	13,383	3,372	2,447	66,152	18,970
(Less): non-routine noninterest income items	(5,688)	(6,879)	(12,445)	(3,456)	(9,066)	(28,468)	(7,367)
Core pre-provision net revenue (Core PPNR)	$ 29,811	$ 35,880	$ 39,196	$ 37,103	$ 37,838	$ 141,990	$ 105,479
Total noninterest income	$ 19,613	$ 21,921	$ 26,619	$ 19,343	$ 24,365	$ 87,496	$ 67,277
Less: Non-routine noninterest income items:							
Derivative gains (losses), net	(151)	(77)	242	14	1,040	28	455
Securities gains (losses), net	33	(54)	(1,237)	(9,731)	(3,364)	(10,989)	(3,689)
Bank owned life insurance charge [3]	(655)	—	—	—	—	(655)	—
Gains on early extinguishment of FHLB advances, net	6,461	7,010	13,440	13,173	11,390	40,084	10,678
Loss on sale of loans	—	—	—	—	—	—	(77)
Total non-routine noninterest income items	5,688	6,879	12,445	3,456	9,066	28,468	7,367
Core noninterest income	$ 13,925	$ 15,042	$ 14,174	$ 15,887	$ 15,299	$ 59,028	$ 59,910

AMERANT 28

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

	Three Months Ended					Years Ended December 31,	
($ in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	2023	2022 (audited)
Total noninterest expenses	$ 109,702	$ 64,420	$ 72,500	$ 64,733	$ 62,241	$ 311,355	$ 241,413
Less: non-routine noninterest expense items							
Restructuring costs (4)							
Staff reduction costs (5)	1,120	489	2,184	213	1,221	4,006	3,018
Contract termination costs (6)	—	—	1,550	—	—	1,550	7,103
Consulting and other professional fees and software expenses (7)	1,629	—	2,060	2,690	1,226	6,379	3,625
Digital transformation expenses	—	—	—	—	—	—	45
Disposition of fixed assets (8)	—	—	1,419	—	—	1,419	—
Branch closure and related charges (9)	—	252	1,558	469	—	2,279	1,612
Total restructuring costs	$ 2,749	$ 741	$ 8,771	$ 3,372	$ 2,447	$ 15,633	$ 15,403
Other non-routine noninterest expense items:							
Losses on loans held for sale [10]	37,495	5,562	—	—	—	43,057	159
Loss on sale of repossessed assets and other real estate owned valuation expense [11]	—	$ —	$ 2,649	$ —	$ —	2,649	$ 3,408
Goodwill and intangible assets impairment	1,713	$ —	$ —	$ —	$ —	1,713	$ —
Bank owned life insurance enhancement costs [3]	1,137	$ —	$ —	$ —	$ —	1,137	$ —
Impairment charge on investment carried at cost	—	$ —	$ 1,963	$ —	$ —	1,963	$ —
Total non-routine noninterest expense items	$ 43,094	$ 6,303	$ 13,383	$ 3,372	$ 2,447	$ 66,152	$ 18,970
Core noninterest expenses	$ 66,608	$ 58,117	$ 59,117	$ 61,361	$ 59,794	$ 245,203	$ 222,443

AMERANT 29

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	Years Ended December 31, 2023	2022 (audited)
Net (loss) income attributable to Amerant Bancorp Inc. [1]	$ (17,123)	$ 22,119	$ 7,308	$ 20,186	$ 21,973	$ 32,490	$ 63,310
Plus after-tax non-routine items in noninterest expense:							
Non-routine items in noninterest expense before income tax effect	43,094	6,303	13,383	3,372	2,447	66,152	18,970
Income tax effect [12]	(8,887)	(1,486)	(2,811)	(708)	(460)	(13,892)	(4,012)
Total after-tax non-routine items in noninterest expense	34,207	4,817	10,572	2,664	1,987	52,260	14,958
Plus (less): before-tax non-routine items in noninterest income:							
Non-routine items in noninterest income before income tax effect	(5,688)	(6,879)	(12,445)	(3,456)	(9,066)	(28,468)	(7,367)
Income tax effect [12]	1,032	1,607	2,613	726	1,923	5,978	1,558
Total after-tax non-routine items in noninterest income	(4,656)	(5,272)	(9,832)	(2,730)	(7,143)	(22,490)	(5,809)
BOLI enhancement tax impact [3]	$ 2,844	$ —	$ —	$ —	$ —	$ 2,844	$ —
Core net income [1]	$ 15,272	$ 21,664	$ 8,048	$ 20,120	$ 16,817	$ 65,104	$ 72,459
Basic (loss) earnings per share [1]	$ (0.51)	$ 0.66	$ 0.22	$ 0.60	$ 0.66	$ 0.97	$ 1.87
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	1.11	0.14	0.31	0.08	0.06	1.64	0.44
(Less): after tax impact of non-routine items in noninterest income	(0.14)	(0.15)	(0.29)	(0.08)	(0.22)	(0.67)	(0.17)
Total core basic earnings per common share [1]	$ 0.46	$ 0.65	$ 0.24	$ 0.60	$ 0.50	$ 1.94	$ 2.14
Diluted (loss) earnings per share [1][13]	$ (0.51)	$ 0.66	$ 0.22	$ 0.60	$ 0.65	$ 0.96	$ 1.85
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	1.11	0.14	0.31	0.08	0.06	1.63	0.44
(Less): after tax impact of non-routine items in noninterest income	(0.14)	(0.16)	(0.29)	(0.09)	(0.21)	(0.66)	(0.17)
Total core diluted earnings per common share [1]	$ 0.46	$ 0.64	$ 0.24	$ 0.59	$ 0.50	$ 1.93	$ 2.12
Net (loss) income / Average total assets (ROA) [1]	(0.71) %	0.92 %	0.31 %	0.88 %	0.97 %	0.34 %	0.77 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	1.55 %	0.20 %	0.45 %	0.12 %	0.09 %	0.58 %	0.18 %
(Less): after tax impact of non-routine items in noninterest income	(0.20) %	(0.21) %	(0.42)%	(0.12)%	(0.32) %	(0.23) %	(0.07) %
Core net income / Average total assets (Core ROA) [1]	0.64 %	0.91 %	0.34 %	0.88 %	0.74 %	0.69 %	0.88 %

AMERANT 30

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	Years Ended December 31, 2023	2022 (audited)
Net (loss) income / Average stockholders' equity (ROE)	(9.22)%	11.93 %	3.92 %	11.15 %	12.1 %	4.39 %	8.45 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [14]	19.96 %	2.60 %	5.68 %	1.47 %	1.09 %	7.44 %	2.00 %
(Less): after tax impact of non-routine items in noninterest income	(2.51)%	(2.84)%	(5.28)%	(1.51)%	(3.93)%	(3.04)%	(0.78)%
Core net income / Average stockholders' equity (Core ROE) [1]	8.23 %	11.69 %	4.32 %	11.11 %	9.26 %	8.79 %	9.67 %
Efficiency ratio	108.30 %	64.10 %	65.61 %	63.67 %	58.42 %	75.21 %	72.29 %
(Less): impact of non-routine items in noninterest expense	(42.54)%	(6.27)%	(12.11)%	(3.32)%	(2.30)%	(15.98)%	(5.68)%
Plus: impact of non-routine items in noninterest income	3.91 %	4.25 %	6.79 %	2.12 %	5.22 %	4.38 %	1.50 %
Core efficiency ratio	69.67 %	62.08 %	60.29 %	62.47 %	61.34 %	63.61 %	68.11 %
Stockholders' equity	$ 736,068	$ 719,787	$ 720,956	$ 729,056	$ 705,726	$ 736,068	$ 705,726
Less: goodwill and other intangibles [15]	(25,029)	(26,818)	(24,124)	(24,292)	(23,161)	(25,029)	(23,161)
Tangible common stockholders' equity	$ 711,039	$ 692,969	$ 696,832	$ 704,764	$ 682,565	$ 711,039	$ 682,565
Total assets	9,721,741	9,345,700	9,519,526	9,495,302	9,127,804	9,721,741	9,127,804
Less: goodwill and other intangibles [15]	(25,029)	(26,818)	(24,124)	(24,292)	(23,161)	(25,029)	(23,161)
Tangible assets	$ 9,696,712	$ 9,318,882	$ 9,495,402	$ 9,471,010	$ 9,104,643	$ 9,696,712	$ 9,104,643
Common shares outstanding	33,603,242	33,583,621	33,736,159	33,814,260	33,815,161	33,603,242	33,815,161
Tangible common equity ratio	7.33%	7.44%	7.34%	7.44%	7.50%	7.33%	7.50%
Stockholders' book value per common share	$ 21.90	$ 21.43	$ 21.37	$ 21.56	$ 20.87	$ 21.90	$ 20.87
Tangible stockholders' book value per common share	$ 21.16	$ 20.63	$ 20.66	$ 20.84	$ 20.19	$ 21.16	$ 20.19

AMERANT 31

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	Years Ended December 31, 2023	2022 (audited)
Tangible common stockholders' equity	$ 711,039	$ 692,969	$ 696,832	$ 704,764	$ 682,565	$ 711,039	$ 682,565
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax [16]	(16,197)	(26,138)	(18,503)	(15,542)	(18,234)	(16,197)	(18,234)
Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity	$ 694,842	$ 666,831	$ 678,329	$ 689,222	$ 664,331	$ 694,842	$ 664,331
Tangible assets	$ 9,696,712	$ 9,318,882	$9,495,402	$ 9,471,010	$ 9,104,643	$ 9,696,712	$ 9,104,643
Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax [16]	$ (16,197)	(26,138)	(18,503)	(15,542)	(18,234)	(16,197)	(18,234)
Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity	$ 9,680,515	$ 9,292,744	$9,476,899	$ 9,455,468	$ 9,086,409	$ 9,680,515	$ 9,086,409
Common shares outstanding	33,603,242	33,583,621	33,736,159	33,814,260	33,815,161	33,603,242	33,815,161
Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity							
Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity	7.18%	7.18%	7.16%	7.29%	7.31%	7.18%	7.31%

AMERANT 32

33 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd) (1) As previously disclosed, the Company adopted CECL in the fourth quarter of 2022, effective as of January 1, 2022. See Form 10-K for more details of the CECL adoption and related effects to quarterly results for each quarter in the year ended December 31, 2022. (2) In the fourth and third quarter of 2023, includes provision for credit losses on loans of $12.0 million and $7.4 million, respectively, and unfunded commitments (contingencies) of $0.5 million and $0.6 million, respectively. For all other periods shown, includes provision for credit losses on loans. There was no provision for credit losses on unfunded commitments in the second quarter of 2023 and the fourth quarter of 2022. In the first quarter of 2023, the provision for credit losses on unfunded commitments was $0.3 million. (3) In the fourth quarter of 2023, the Company completed a restructuring of its bank-owned life insurance (“BOLI”) program. This was executed through a combination of a 1035 exchange and a surrender and reinvestment into higher-yielding general account with a new investment grade insurance carrier. This transaction allowed for higher team member participation through an enhanced split-dollar plan. Estimated improved yields resulting from the enhancement have an earn- back period of approximately 2 years. In the fourth quarter of 2023, we recorded total additional expenses and charges of $4.6 million in connection with this transaction, including: (i) a reduction of $0.7 million to the cash surrender value of BOLI; (ii) transaction costs of $1.1 million, and (iii) income tax expense of $2.8 million. (4) Expenses incurred for actions designed to implement the Company’s business strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, promoting the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (5) Staff reduction costs consist of severance expenses related to organizational rationalization. (6) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (7) In the three months and year ended December 31, 2023, includes an aggregate of $1.6 million and $6.4 million, respectively, of nonrecurrent expenses in connection with the engagement of FIS and, to a lesser extent, software expenses related to legacy applications running in parallel to new core banking applications. There were no significant nonrecurrent expenses in connection with engagement of FIS in the three months ended September 30, 2023. In the three months ended June, 30, 2023, March 31, 2023 and December 31, 2022, and the year ended December 31, 2022, include expenses of $2.0 million, $2.6 million, $1.1 million and $2.9 million, respectively, in connection with engagement of FIS. In addition, includes $0.2 million in connection with certain search and recruitment expenses and $0.1 million of costs associated with the subleasing of the New York office space in the year ended December 31, 2022. (8) Include expenses in connection with the disposition of fixed assets due to the write-off of in-development software in each of the three months ended June 30, 2023 and year ended December 31, 2023. (9) In each of the three months ended September 30, 2023 and year ended December 31, 2023, include expenses of $0.3 million in connection with the closure of a branch in Houston, Texas in 2023. In addition, in each of the three months ended June 30, 2023 and year ended December 31, 2023, include $0.9 million of accelerated amortization of leasehold improvements and $0.6 million of right-of-use, or ROU asset impairment, associated with the closure of a branch in Miami, Florida in 2023. Also, in each of the three months ended March 31, 2023 and year ended December 31, 2023, include $0.5 million of ROU asset impairment associated with the closure of a branch in Houston, Texas in 2023. In the year ended December 31, 2022, includes $1.6 million of ROU asset impairment associated with the closure of a branch in Pembroke Pines, Florida in 2022. (10) In each of the three months and year ended December 31, 2023, includes: (i) a fair value adjustment of $35.5 million related to an aggregate of $401 million in Houston-based CRE loans held for sale which are carried at the lower of fair value or cost, and (ii) a loss on sale of $2.0 million related to a New York-based CRE loan previously carried at the lower of fair value or cost. In each of the three months ended September 30, 2023 and the year ended December 31, 2023, includes a fair value adjustment of $5.6 million related to a New York-based CRE loan held for sale carried at the lower of fair value or cost. In the year ended December 31, 2022, amount represents the fair value adjustment related to the New York loan portfolio held for sale carried at the lower of cost or fair value. (11) In each of the three months ended June 30, 2023 and year ended December 31, 2023, amount represents the loss on sale of repossessed assets in connection with our equipment-financing activities. In the year ended December 31, 2022, amount represents the fair value adjustment related to one OREO property in New York. (12) In the year ended December 31, 2023, amounts were calculated using an estimated tax rate of 21.00%. In the year ended December 31, 2022 and the three months ended March 31, 2023, amounts were calculated based upon the effective tax rate for the periods of 21.15% and 21.00%, respectively. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect. (13) Potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance stock units. In all the periods presented, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding, and had a dilutive effect on per share earnings. (14) In the three months and year ended December 31, 2023, per share amounts and percentages were calculated using the after-tax impact of non-routine items in noninterest expense of $34.2 million and $52.3 million, respectively, and BOLI tax impact of $2.8 million in each period. In all other periods shown, per share amounts and percentages were calculated using the after tax impact of non-routine items in noninterest expense. (15) At December 31, 2023 and September 30, 2023, other intangible assets primarily consist of naming rights of $2.5 million and $2.7 million, respectively, and mortgage servicing rights (“MSRs”)of $1.4 million and $1.3 million, respectively. At June 30, 2023, March 31, 2023 and December 31, 2022, other intangible assets primarily consist of MSRs of $1.3 million, $1.4 million and $1.3 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (16) As of December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.36%, 25.51%, 25.46%, 25.53% and 25.55%, respectively.

34 Income Statement Highlights - 4Q23 vs 3Q23 ($ in thousands) 4Q23 3Q23 Change Total Interest Income Loans $ 127,090 $ 120,244 $ 6,846 Investment securities 14,460 13,868 592 Interest earning deposits with banks and other interest income 4,019 5,271 (1,252) Total Interest Expense Interest bearing demand deposits 16,350 16,668 (318) Savings and money market deposits 13,947 11,045 2,902 Time deposits 24,985 22,482 2,503 Advances from FHLB 6,225 8,207 (1,982) Senior notes 941 942 (1) Subordinated notes 361 361 — Junior subordinated debentures 1,081 1,097 (16) Securities sold under agreements to repurchase 2 4 (2) Total Provision for Credit Losses 12,500 8,000 4,500 Total Noninterest Income 19,613 21,921 (2,308) Total Noninterest Expense 109,702 64,420 45,282 Income Tax (Benefit) Expense (2,972) 6,337 (9,309) Net (loss) income before attribution of noncontrolling interest $ (17,940) $ 21,741 $ (39,681) Less: noncontrolling interest $ (817) $ (378) $ (439) Net Income Attributable to Amerant Bancorp Inc. $ (17,123) $ 22,119 $ (39,242)

35 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCI - Accumulated Other Comprehensive Income • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent • HTM - Held to Maturity • MV - Market Value • NPL - Non-Performing Loans • NPA - Non-Performing Assets • NIB - Noninterest Bearing • NII - Net Interest Income • NIM – Net Interest Margin • ROA - Return on Assets • ROE - Return on Equity • SOFR - Secured Overnight Financing Rate • TCE ratio – Tangible Common Equity ratio Glossary

36Glossary (cont'd) • TCE Ratio - 4Q23 includes $70.8 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. • Total Gross Loans - includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost • Brokered Deposits - 4Q23, 3Q23, 2Q23, 1Q23, and 4Q22 include brokered transaction deposits of $17 million, $13 million, $55 million, $13 million, and $21 million , respectively, and brokered time deposits of $720 million, $723 million, $631 million , $725 million and $609 million, respectively. • Cost of Total Deposits - Annualized and calculated based upon the average daily balance of total deposits. • ROA- calculated based upon the average daily balance of total assets • ROE - calculated based upon the average daily balance of stockholders' equity • Loans Held for Investment - excludes loans held for sale carried at fair value and loans held for sale carried at the lower of estimated fair value or cost • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits - Calculated based upon the average balance of total noninterest bearing and interest bearing deposits. • Cost of Funds - Calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Loan level derivative income - income from interest rate swaps and other derivative transactions with customers. In 4Q23, 3Q23, 2Q23, 1Q23 and 4Q22, the Company incurred expenses related to derivative transactions with customers of $0.2 million, $18.0 thousand, $0.1 million, $1.6 million and $3.3 million , respectively. • Derivative gains/losses - unrealized gains (losses) related to the valuation of uncovered interest rate swaps with clients. In 4Q23 and 3Q23, we had derivative losses of $0.2 million and $77 thousand, respectively, compared to derivative gains of $0.2 million in 2Q23.